Exhibit 99.5

Transcript of FastKey Final V3 Video

Voice over

Buying a property and selling is hard work

It’s a process filled with complexities

Disorganized leads...

Inconsistent marketing materials

And double booking

Not forgetting data privacy concerns amidst cumbersome reporting processes

If only property developers can radically reduce cost

Gain efficiency and speed to win over consumers

Introducing PropertyGuru FastKey

Southeast Asia’s Leading Property SaaS Platform

Gamified Lead Management

Combines and automatically assigns leads in real-time to available salespersons

To reduce lead leakage,

SalesKit and Booking

Merges latest project information

Which makes buying and selling property so much easier

Kiosk Mode sets up easily on third-party viewing kiosks

And integrates well on websites

While Advanced Reporting

Quickly gathers sales insights based on your preferences

FastKey is trusted by more than 200 developers and available in multiple languages

Data is securely stored in the cloud for peace of mind

Besides, gain unparalleled access

To PropertyGuru’s Marketplace for a regionalized sales outreach

There is no time to waste

Start maximizing your opportunities today

And let PropertyGuru FastKey help you close more sales, faster.